UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. __)

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NATIONWIDE VARIABLE INSURANCE TRUST
(Name of Registrant as Specified in Its Charter)

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NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

August 10, 2017

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the NVIT Multi-Manager International Value Fund (the "Fund"), a series of Nationwide Variable Insurance Trust (the "Trust").

Specifically, the Board of Trustees of the Trust (the "Board") has approved the selection of Thompson, Siegel & Walmsley LLC ("TSW") to serve as a new subadviser to the Fund. At the same time, the Board approved the termination of J.P. Morgan Investment Management Inc. ("JPMorgan") as a subadviser to the Fund. These changes became effective July 20, 2017. The Trust has received an exemptive order from the U.S. Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval (the "Manager of Managers Order"). The Manager of Managers Order instead requires that this Information Statement be sent to you. The full Information Statement also will be available on the Trust's website at http://www.nationwide.com/mutualfundsshareholdernews until December 29, 2017.  A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 855-723-7820.

The Board approved the appointment of TSW as a subadviser to the Fund, managing a portion of the Fund's assets, upon the recommendation of Nationwide Fund Advisors ("NFA"), the investment adviser to the Fund. TSW serves alongside the Fund's other existing subadviser, Dimensional Fund Advisors LP ("Dimensional").  NFA's recommendation was based on several factors, including:

•
a recent change in the portfolio management team at JPMorgan and concerns on the part of NFA regarding JPMorgan's internal research capabilities within its centralized research platform that caused NFA to question JPMorgan's continuing capabilities in managing the Fund's assets;

•
the high degree of correlation between the investment programs of JPMorgan and Dimensional, and the fact that, as a result, the subadvisers' investment programs did not complement each other to the extent NFA considers desirable;

•	TSW's investment professionals' experience in managing an international value strategy; and
•	NFA's belief that TSW's investment strategy and style better complement the investment strategy and style of Dimensional.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

/s/ Eric E. Miller
Eric E. Miller
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Variable Insurance Trust (the "Trust") is furnishing this Information Statement with respect to the NVIT Multi-Manager International Value Fund (the "Fund"), a series of the Trust. All owners ("Contract Owners") of variable annuity contracts or variable life insurance policies ("variable contracts") who, as of the date hereof, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement. This Information Statement will be sent to Contract Owners on or about September 29, 2017. The Information Statement also is available online at www.nationwide.com/mutualfundsshareholdernews. The Trust has received an exemptive order (the "Manager of Managers Order") from the U.S. Securities and Exchange Commission (the "SEC"), which permits Nationwide Fund Advisors ("NFA"), the Fund's investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust's Board of Trustees (the "Board"), but without obtaining shareholder approval, provided, among other things, that the Fund sends to its respective shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio, or series, of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund's daily business affairs, subject to the supervision and direction of the Board. NFA selects subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund's investment objective. NFA is responsible for the overall monitoring of the Fund's subadvisers.

Effective July 20, 2017, Thompson, Siegel & Walmsley LLC ("TSW") began serving as one of two subadvisers to the Fund, following the termination of J.P. Morgan Investment Management Inc. ("JPMorgan"). As a result of this change, a portion of the Fund's assets is now subadvised by TSW.  The Fund's other subadviser, Dimensional Fund Advisors LP ("Dimensional"), continues to subadvise the other portion of the Fund.  TSW currently manages the same amount of the Fund's assets as did JPMorgan.

TSW is independent of NFA and discharges its responsibilities subject to the oversight and supervision of NFA and the Board. TSW is paid by NFA from the fees NFA receives from the Fund. In accordance with procedures adopted by the Board, a subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of TSW, located at 6641 West Broad Street, Suite 600, Richmond, Virginia 23230, as a new subadviser to the Fund. TSW began serving as one of the Fund's subadvisers on July 20, 2017, following action taken by the Board on June 14, 2017, to approve TSW as a subadviser to the Fund. The decision by the Board to approve TSW as subadviser, as well as other important information, is described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA's duties to select and supervise the Fund's subadviser(s), NFA is responsible for communicating performance expectations to, and evaluating the performance of, a subadviser and recommending to the Board whether new subadvisers should be hired or whether a subadviser's contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund's investment objective is to seek long-term capital appreciation. Under normal circumstances, the Fund invests at least 80% of its net assets in equity securities of companies located, headquartered, or whose securities regularly trade on markets outside the United States, including emerging market countries.

As one of the Fund's subadvisers, JPMorgan used a bottom-up, research driven selection process that sought to add value to the Fund by capitalizing on what the subadviser believed were incorrect market valuations arising across the world's equity markets. Although JPMorgan and the Fund achieved satisfactory performance relative to their peer funds as selected by Broadridge Financial Solutions (formerly, Lipper, Inc.), two principle factors led to NFA's recommendation to replace JPMorgan with a new subadviser.  First, a recent change in the portfolio management team at JPMorgan and concerns on the part of NFA regarding JPMorgan's internal research capabilities within its centralized research platform caused NFA to question JPMorgan's continuing capabilities in managing the Fund's assets.  Second, NFA concluded that the investment programs of JPMorgan and Dimensional are highly correlated, and that, as a result, the subadvisers' investment programs did not complement each other to the extent NFA considers desirable.

NFA employed a subadviser selection process that was driven by qualitative, quantitative and risk due diligence processes, including a review of firm assets, performance, portfolio holdings overlap with other subadvisers and correlation of excess returns with other subadvisers. For those potential subadvisers that met the foregoing criteria, a number of other factors were applied, including, but not limited to, firm stability and ownership structure; composition, experience, culture and compensation structure of the portfolio management team; available capacity for the Fund's assets; and the reasonableness of the candidate's fee and its consistency with the Fund's expense structure. Discussions and onsite due diligence visits were then conducted with potential subadvisers to evaluate their investment strategies, management teams and operational capabilities.

TSW

Based on the results of the due diligence process, as well as the Fund's investment objective and strategies, NFA determined that TSW was the most qualified and appropriate candidate of the potential subadvisers that were evaluated to replace JPMorgan as a subadviser to the Fund.  TSW's equity strategies are managed pursuant to the same philosophy and process, which is focused on relative value investing. TSW's investment philosophy is based on concepts of fundamental value, with TSW tending to invest in companies with smaller market capitalizations than the companies included in the MSCI EAFE Value Index, but which still are generally considered to be larger capitalization companies.  TSW's international equity strategy has a team of five dedicated analysts conducting fundamental research to support the investment decisions made by the portfolio manager.

In selecting TSW, NFA sought:

•	to enhance the diversification benefits of multi-manager investing by introducing a subadviser with a low correlation of excess returns and holdings overlap when compared with Dimensional;
•	a relative value fundamental approach that complements Dimensional's quantitative deep value style;
•	a strategy with a weighted average market cap that was below the Fund's benchmark, the MSCI EAFE Value Index; and
•	a strategy with strong performance results in both up and down markets while offering an attractive risk/return profile.

Also important was selecting a manager that employs a consistent bottom-up fundamental investment approach, while still factoring changes in the macro-economic environment into investment decisions, allowing the portfolio manager to add protection against downside risk.

Investment decisions for the sleeve managed by TSW are made by Brandon H. Harrell, CFA. Mr. Harrell joined TSW in 1996 and has been a portfolio manager for TSW since 2005. He manages TSW's international strategy and is the co-portfolio manager for the TSW international small cap strategy.

Based on the foregoing considerations, NFA recommended to the Board that TSW be approved as a subadviser to the Fund.

BOARD CONSIDERATIONS

At a meeting held in-person on June 14, 2017, the Board, of which eight of the nine members are not considered to be "interested persons" of the Fund under the Investment Company Act of 1940, as amended (the "1940 Act") ("Independent Trustees"), discussed and unanimously approved the termination of JPMorgan as subadviser to the Fund and the hiring of TSW as a subadviser to the Fund. The Trustees were provided with materials relating to TSW in advance of and at the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the proposals. The material factors and conclusions that formed the basis for the Board's approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by TSW as Subadviser. The Board considered the information provided by NFA relating to TSW, including information relating to TSW's investment strategy and process. The Board also considered the experience of the investment personnel of TSW that would be managing the Fund.

Investment Performance. The Board evaluated the investment performance of the Fund and considered the performance record of TSW managing investment strategies comparable to the strategy it would use in managing the Fund's assets.

Fee Level. The Board considered the Fund's overall fee level. The Board noted that the subadvisory fee that NFA will pay to TSW is the same as the fee that NFA paid JPMorgan.

Economies of Scale. The Board noted that the subadvisory fee schedule with TSW includes breakpoints, reducing the subadvisory fees charged to NFA as assets of the Fund increase.

Profitability; Fallout Benefits. The Board determined to defer any review of potential fallout benefits of the subadvisory agreement to TSW until TSW had served in that capacity for a reasonable period of time.

Terms of the Subadvisory Agreement. The Board noted that the non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers.

Conclusion. Based on the totality of multiple factors taken together, the Board unanimously approved the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The continuance of the subadvisory agreement with TSW, dated March 24, 2008, as amended June 14, 2017, to reflect the addition of the Fund (the "Agreement"), was approved by the Board, including the Independent Trustees, on June 14, 2017. In accordance with the Manager of Managers Order, the Agreement was not submitted to the Fund's shareholders for their approval. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, solely with respect to the Fund, has an initial term that expires on May 1, 2019, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days' written notice by NFA, the Trust on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 60 days' written notice by TSW. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual fee payable by NFA to TSW (as a percentage of the Fund's average daily net assets) is set forth in the table attached as Exhibit A. The advisory fees of the Fund will not change and the subadvisory fee schedule with TSW under the Agreement is identical to the subadvisory fee schedule with JPMorgan.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund's assets to TSW and for overseeing and reviewing the performance of TSW. TSW is required to manage the Fund in accordance with the Fund's investment objectives and policies, subject to the supervision of NFA and the Board.

Brokerage. Under the Agreement, TSW is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers TSW selects and to negotiate commissions to be paid on such transactions. In doing so, TSW is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, TSW and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund's shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

TSW is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of TSW's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify TSW for any liability and expenses which may be sustained by TSW unless they were the result of TSW's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory changes. These provisions include a requirement that TSW establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits TSW to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between TSW and other subadvisers to the Fund or funds affiliated with the Fund.

Further Information. The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement is on file with the SEC and is available (i) in person at the SEC's Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (ii) by mail by sending your request to SEC Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); or (iii) at the SEC's website – http://www.sec.gov – through the EDGAR system.

OTHER INFORMATION ABOUT TSW

TSW is located at 6641 West Broad Street, Suite 600, Richmond, Virginia 23230. The following table sets forth the name and principal occupation of the principal executive officers of TSW. The address of each person listed below is 6641 West Broad Street, Suite 600, Richmond, Virginia 23230.

Name	Title
Horace P. Whitworth	Manager/Chairman/CEO/CFO
Cheryl M. Sherman	Treasurer
Frank H. Reichel	Manager/President
Lori N. Anderson	Manager/Risk Manager/Director of Operations
Jessica L. Thompson	Chief Compliance Officer
Aidan J. Riordan	Manager
Brett P. Hawkins	Chief Investment Officer
John L. Reifsnider	Manager/Managing Director

TSW is a majority-owned subsidiary of OMAM Inc., which is an indirectly owned subsidiary of Old Mutual plc, a London exchange-listed financial services company based in the United Kingdom.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund's average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2016, the Fund paid the amount to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund's investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including the Independent Trustees, on March 7, 2017. The Investment Advisory Agreement was last approved by shareholders of the Fund on April 25, 2007. The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the supervision and direction of the Board: (i) sets the overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund's assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of a Fund's assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the supervision and direction of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser's ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser's contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund's business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not more than 60 days' written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of June 30, 2017, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of June 30, 2017, to the Trust's knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of June 30, 2017, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the approval of TSW as subadviser to the Fund, the Trust is required to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund's shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or subaccounts thereof, of certain life insurance companies ("Participating Insurance Companies"). The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners. Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will vote the shares of the Fund attributable to the Contract Owners in accordance with Contract Owners' voting instructions. If voting instructions are not received, the separate accounts will vote the shares of a Fund for which voting instructions have not been received in proportion (for, against or abstain) to those for which timely voting instructions have been received. As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners also will be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund's shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a brief summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC ("NFD"), an affiliate of NFA, acts as the Trust's principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC ("NFM"), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. ("Nationwide Financial"), provides various administrative and accounting services, including daily valuation of the Fund's shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 5-02-210, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of TSW, nor do any such Officers or Trustees own securities issued by TSW or have any other material direct or indirect interest in TSW.

The Trust will furnish, without charge, a copy of the Trust's most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

/s/ Eric E. Miller
Eric E. Miller, Secretary

August 10, 2017

EXHIBIT A

SUBADVISORY FEES

The annual fee payable by NFA to TSW (as a percentage of the Fund's average daily net assets) is set forth in the following table:

Fund	Subadvisory Fees
NVIT Multi-Manager International Value Fund	0.40% on Subadviser Assets up to $500 million; and 0.35% on Subadviser Assets of $500 million and more.

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund's average daily net assets) as set forth in the following table:

Fund	Advisory Fees
NVIT Multi-Manager International Value Fund	0.75% on assets up to $500 million; 0.70% on assets of $500 million or more but less than $2 billion; and 0.65% on assets of $2 billion and more

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended December 31, 2016. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
NVIT Multi-Manager International Value Fund	$7,571,099
C-1

EXHIBIT D

OUTSTANDING SHARES

As of June 30, 2017, the Fund had issued outstanding shares in the amount set forth in the table below:

Fund	Number of Shares Outstanding
NVIT Multi-Manager International Value Fund Class I	3,210,212.168
NVIT Multi-Manager International Value Fund Class II	6,079,665.349
NVIT Multi-Manager International Value Fund Class IV	894,614.777
NVIT Multi-Manager International Value Fund Class Y	92,308,363.631
D-1

EXHIBIT E

5% SHAREHOLDERS

As of June 30, 2017, to the Trust's knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the "shares") of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
NVIT Multi-Manager International Value Fund Class I
NATIONWIDE LIFE INSURANCE COMPANY PMLIC-VLI PO BOX 182029 C/O IPO PORTFOLIO ACCOUNTING COLUMBUS, OH 43218-2029	1,324,389.838	41.26%
NATIONWIDE LIFE INSURANCE COMPANY NWVA9 PO BOX 182029 C/O IPO PORTFOLIO ACCOUNTING COLUMBUS, OH 43218-2029	521,746.345	16.25%
NATIONWIDE LIFE INSURANCE COMPANY NWVLI4 PO BOX 182029 C/O IPO PORTFOLIO ACCOUNTING COLUMBUS, OH 43218-2029	489,221.698	15.24%
NATIONWIDE LIFE INSURANCE COMPANY NWVAII PO BOX 182029 C/O IPO PORTFOLIO ACCOUNTING COLUMBUS, OH 43218-2029	283,913.694	8.84%
NATIONWIDE LIFE & ANNUITY INSURANCE COMPANY NWVL-G PO BOX 182029 C/O IPO PORTFOLIO ACCOUNTING COLUMBUS, OH 43218-2029	169,450.932	5.28%
NVIT Multi-Manager International Value Fund Class II
NATIONWIDE LIFE INSURANCE COMPANY NWVAII PO BOX 182029 C/O IPO PORTFOLIO ACCOUNTING COLUMBUS, OH 43218-2029	5,419,718.454	89.15%
NATIONWIDE LIFE INSURANCE COMPANY NWVA4 PO BOX 182029 C/O IPO PORTFOLIO ACCOUNTING COLUMBUS, OH 43218-2029	595,763.602	9.80%
NVIT Multi-Manager International Value Fund Class IV
NATIONWIDE LIFE INSURANCE COMPANY PMLIC-VLI PO BOX 182029 C/O IPO PORTFOLIO ACCOUNTING COLUMBUS, OH 43218-2029	728,277.151	81.41%
NATIONWIDE LIFE & ANNUITY INSURANCE COMPANY PLACA-VA PO BOX 182029 C/O IPO PORTFOLIO ACCOUNTING COLUMBUS, OH 43218-2029	102,121.320	11.42%
NATIONWIDE LIFE & ANNUITY INSURANCE COMPANY PLACA-VLI PO BOX 182029 C/O IPO PORTFOLIO ACCOUNTING COLUMBUS, OH 43218-2029	55,193.491	6.17%
NVIT Multi-Manager Large Cap Growth Fund Class Y
NVIT CARDINAL CAPITAL APPRECIATION 1 NATIONWIDE PLZ MSC 5-02-210 COLUMBUS, OH 43215-2226	25,886,747.946	28.04%
NVIT CARDINAL MODERATE 1 NATIONWIDE PLZ MSC 5-02-210 COLUMBUS, OH 43215-2226	23,546,130.319	25.51%
NVIT CARDINAL BALANCED 1 NATIONWIDE PLZ MSC 5-02-210 COLUMBUS, OH 43215-2226	16,966,447.538	18.38%

E-1

NVIT CARDINAL MANAGED GROWTH FUND 1 NATIONWIDE PLZ MSC 2-02-210 COLUMBUS, OH 43215-2226	9,234,221.066	10.00%
NVIT CARDINAL MODERATE AGGRESSIVE 1 NATIONWIDE PLZ MSC 5-02-210 COLUMBUS, OH 43215-2226	4,769,026.439	5.17%
NVIT CARDINAL MODERATE CONSERVATIVE 1 NATIONWIDE PLZ MSC 5-02-210 COLUMBUS, OH 43215-2226	4,739,305.126	5.13%

E-2

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848‐0920

NVIT Multi-Manager International Value Fund

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete information statement that is available to you on the Internet relating to the NVIT Multi-Manager International Value Fund (the "Fund") of Nationwide Variable Insurance Trust (the "Trust"). We encourage you to access and review all of the important information contained in the information statement.

The following material is available for view: NVIT Multi-Manager International Value Fund Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the "Board") approved the selection of Thompson, Siegel & Walmsley LLC to serve as a new subadviser to the Fund. At the same time, the Board approved the termination of J.P. Morgan Investment Management Inc. as a subadviser to the Fund. These changes became effective July 20, 2017. TSW serves alongside the Fund's other existing subadviser, Dimensional Fund Advisors LP. The Trust has received an exemptive order from the U.S. Securities and Exchange Commission ("SEC") that allows certain subadviser changes to be made without shareholder approval (the "Manager of Managers Order"). The Manager of Managers Order instead requires that this Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC's Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

The full Information Statement will be available on the Fund's website at http://www.nationwide.com/mutualfundsshareholdernews until December 29, 2017. A paper or e‐mail copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 855-723-7820.

If you want to receive a paper or e‐mail copy of the above listed document, you must request one. There is no charge to you for requesting a copy.